As filed with the Securities and Exchange Commission on April 10, 2017

Registration No. 333-216009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Amendment No. 2

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	76-0507819
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1333 Broadway, 10th Floor

New York, NY 10018

(347) 727-2474

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

_____________________

Robert J. D’Loren

Chief Executive Officer

XCel Brands, Inc.

1333 Broadway, 10th Floor

New York, NY 10018

(347) 727-2474

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq.

Brad L. Shiffman, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

_____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.001 par value per share			—	—
Preferred Stock, $0.001 par value per share			—	—
Warrants to Purchase Shares of Common Stock or Shares of Preferred Stock			—	—
Subscription Rights to Purchase Shares of Common Stock or Shares of Preferred Stock			—	—
Units(3)			—	—
Total			$75,000,000(2)	$8,692.50(4)(5)
____________________
(1)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The registrant is hereby registering such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered at indeterminate prices, along with an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby, with a total aggregate principal amount or initial offering price not to exceed $75,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities registered hereunder. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units or represented by subscription rights. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately or in combination with other securities registered hereby.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any.

(3)	Consisting of some or all of the securities listed above, in any contribution, including common stock, preferred stock, warrants and/or subscription rights.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Previously paid.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 10, 2017

PROSPECTUS

XCEL BRANDS, INC.

$75,000,000

Common Stock, Preferred Stock,

Warrants to Purchase Common Stock or Preferred Stock

Subscription Rights to Purchase Common Stock or Preferred Stock

Units

_____________________

We may offer and sell from time to time securities described in this prospectus in one or more offerings of up to $75,000,000 in aggregate offering price. This prospectus provides you with a general description of these securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution” for more information.

Our common stock is listed on the NASDAQ Capital Market under the symbol “XCEL.” On April 6,2017, the last reported sale price of our common stock was $3.05 per share. The aggregate market value of the outstanding shares of our common stock held by non-affiliates, or “public float,” was $29,198,016 based on 18,447,692 shares of common stock outstanding, of which 9,573,120 shares were held by non-affiliates, and a closing sale price of $3.05 per share on April 6,2017. Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a twelve calendar month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus. You should carefully read and consider risk factors described in this prospectus, an applicable prospectus supplement and in the documents we incorporate by reference before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2017.

 i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings for an aggregate principal amount or initial purchase price not to exceed $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different, inconsistent or unauthorized information, you must not rely on it.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context requires otherwise or unless otherwise indicated, (i) all references to “Xcel,” “we,” “us” and “our” refer to Xcel, Inc. and its subsidiaries; and (ii) all references to “common shares” refer to shares of our common stock and all references to “preferred shares” refer to shares of our preferred stock.

ii

XCEL BRANDS, INC.

Xcel Brands, Inc. is a brand management and media company engaged in the design, production, licensing, marketing, and direct to consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Currently, our brand portfolio consists of the Isaac Mizrahi, Judith Ripka, H Halston, C Wonder, and the Highline Collective brands.

Our objective is to build a diversified portfolio of lifestyle consumer brands through organic growth and the strategic acquisition of new brands. To achieve growth under our brands, we are focused on two primary licensing and design activities:

•	licensing our brands for distribution through interactive television (i.e. QVC, or QVC, Inc., and The Shopping Channel); and

•	licensing our brands to manufacturers and retailers for promotion and distribution through e-commerce, social commerce, and traditional brick-and-mortar retail channels.

We believe that Xcel offers a unique value proposition to its licensees and customers for the following reasons:

•	our management team, including our officers’ and directors’ historical track records and relationships within the industry;

•	our brand management platform, which has a strong focus on design, production, marketing, and social media; and

•	our operating strategy of licensing brands with significant media presence and driving sales through our ubiquitous-channel retail sales strategy across interactive television, internet and traditional retail channels.

We license our brands to third parties, provide certain design, production, and marketing services, and generate royalty design and service fee revenues through licensing and other agreements with manufacturers and retailers. This includes licensing our own brands for promotion and distribution through a ubiquitous-channel retail sales strategy, which includes distribution through interactive television, the internet, and traditional brick-and-mortar retail channels. We believe that this strategy distinguishes us from other brand management companies that rely primarily on their licensees for design, production and distribution, and enables us to leverage the media reach of our interactive television partners, including through television, digital and social media, to drive sales of products under our brands across distribution channels.

Our vision is intended to reimagine shopping, entertainment, and social as one. By leveraging digital and social media content across all distribution channels, we seek to drive customer (follower) engagement and generate retail sales across our brands. Our strong relationships with leading retailers and interactive television companies, such as QVC and The Shopping Channel, enable us to reach consumers in over 350 million homes worldwide.

We believe our “virtual vertical” production platform provides significant competitive advantages compared with traditional wholesale apparel companies that design, manufacture, and distribute products. We remain focused on our core competencies of licensing, production, design, marketing and brand development, while outsourcing manufacturing and the related inventory ownership to best-in-class partners. We believe that we offer 360 degrees of service for a comprehensive solution for our retail partners that addresses many of the challenges facing the retail industry today. We believe our platform is highly scalable due to our business model’s low overhead and working capital requirements, coupled with minimum guaranteed income levels through our multi-year licensing contracts. Additionally, we believe we can quickly integrate additional brands into our platform in order to leverage our design, production oversight, and marketing capabilities and retail and licensee relationships.

Our principal office is located at 1333 Broadway, 10th floor, New York, NY 10018. Our telephone number is (347) 727-2474. Our corporate website is www.xcelbrands.com. Additionally, we maintain websites for our respective brands at www.isaacmizrahi.com and www.judithripka.com. The information contained on or accessible through our websites is not part of this prospectus. The “Isaac Mizrahi New York®,” “Isaac Mizrahi®,” “IsaacMizrahiLIVE®,” “Isaac Mizrahi JeansTM,” “Isaac Mizrahi CRAFTTM,” “Judith Ripka LTDTM,” “Judith Ripka CollectionTM,” “Judith Ripka LegacyTM,” “Judith Ripka®,” and “Judith Ripka SterlingTM,” brands and all related logos and other trademarks or service marks of the Company appearing in this prospectus are the property of the Company. The “H by Halston®,” and “H HalstonTM” brands were acquired by the Company December 22, 2014, however certain U.S. applications for registration that are based upon intent-to-use currently remain in the name of The H Company IP, LLC, from whom we purchased the marks, until such time as the marks are put into use and assigned to us. “C. Wonder TM,” and “C. Wonder LimitedTM” brands and all related logos and other trademarks or service marks of the Company appearing in this prospectus are the property of the Company All other brand names or trademarks appearing in this prospectus, including “Halston®” and “Halston Heritage®” are the property of their respective owners.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks factors set forth in the documents and reports filed by us with the SEC and incorporated by reference into this prospectus, as well as any risks described or incorporated by reference in any applicable prospectus supplement before deciding whether to buy our securities. Additional risks and uncertainties not presently known to us or that we believe are immaterial may also significantly impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected, and you could lose all or part of your investment in offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Our website address is www.xcelbrands.com. The information contained on or linked to our website is not part of this prospectus.

This prospectus is part of a registration statement under the Securities Act. The registration statement has been filed with the SEC and may be obtained as provided above. This prospectus omits some information contained in the registration statement or the exhibits and schedules to the registration statement in accordance with the SEC rules and regulations. For further information about us and the securities we are offering, you should review the information and exhibits in the registration statement and the additional information described under “Incorporation by Reference” below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements contained in this prospectus or any prospectus supplement about these documents are not necessarily complete and are qualified in all respects by reference to the document to which they refer. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus conflicts, modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus (other than information deemed to have been furnished or not filed in accordance with the SEC rules) prior to the termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement:

(i)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 23, 2017;

(ii)	our Current Reports on Form 8-K filed with the Commission on January 26, 2017 and February 3, 2017; and

(iii)	the description of our common stock contained in our Registration Statement on Form 10-SB, filed with the SEC on September 18, 2000 pursuant to Section 12(g) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

Any information provided pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K, including the exhibits thereto, shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Xcel Brands, Inc.

1333 Broadway, 10th Floor

New York, NY 10018

Attention: James Haran, Chief Financial Officer

(347) 727-2474

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, “seek” and similar expressions identify forward-looking statements. These statements are based on assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•	we have a limited amount of cash to grow our operations;

•	if we cannot obtain additional sources of cash, our growth prospects and future profitability may be materially adversely affected, and we may not be able to implement our business plan;

•	additional financing may not be available on satisfactory terms or it may not be available when needed, or at all;

•	we have a limited relevant operating history;

•	our significant debt obligations could impair our liquidity and financial condition, and in the event we are unable to meet our debt obligations, we could lose ownership of our trademarks and/or other assets;

•	a substantial portion of our licensing revenue is concentrated with a limited number of licensees such that the loss of any of such licensees could decrease our revenue and impair our cash flows;

•	our agreements with QVC restrict us from selling products under our brands with certain retailers, or branded products we sell on QVC to any other retailer except certain direct-response television channels in other territories approved by QVC, and provides QVC with a right to terminate the respective agreement if we breach these provisions;

•	we are dependent upon the promotional services of Isaac Mizrahi and our other spokespersons for our brands;

•	our H Halston brands may be affected by the related Halston brands and businesses;

•	risks relating to our licensees adequately producing, marketing and selling quality products bearing our brand names and paying their obligations under their license agreements;

•	if we fail to manage our expected future growth, our business and operating results could be materially harmed;

•	risks relating to redirecting certain licensed categories on an exclusive basis;

•	risks and uncertainties of foreign, manufacturing and the price, availability and quality of raw materials that could interrupt our licensees’ operations or increase their operating costs, thereby affecting their ability to deliver goods to the market, reducing or delaying their sales and decreasing our potential royalty revenues;

•	dependence upon our Chief Executive Officer and other key executives to fully implement our business plan and future growth strategy;

•	risks relating to identify, successfully acquiring and integrating additional trademarks into our existing operations;

•	our failure to protect our proprietary rights could compromise our competitive position and decrease the value of our brands;

•	management exercises significant control over matters requiring shareholder approval which may result in the delay or prevention of a change in our control.

•	our common stock is currently thinly traded, and you may be unable to sell at or near ask prices or at all if you need; and

•	the market price of our common stock may be volatile, which could reduce the market price of our common stock to sell or liquidate a substantial number of shares at one time.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus present our views only as of the date of the applicable document containing such forward-looking statements. We do not assume any obligation, and do not intend to, update any forward-looking statement except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings the following securities, up to an aggregate of $75,000,000:

•	shares of common stock;

•	shares of preferred stock;

•	warrants exercisable for common stock or preferred stock;

•	subscription rights to purchase any of such securities; and

•	units of common stock, preferred stock, warrants and/or subscription rights, in any combination.

This prospectus contains a summary of the material general terms of the various securities that may be offered. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. These summaries are based upon, and are qualified by reference to, certain provisions of Delaware law, our certificate of incorporation, our bylaws, or other documents, as applicable. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

Capital Stock

General

If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock.

Authorized Capitalization

Our authorized capital stock consists of 35,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share. As of April 6, 2017, we had 18,447,692, shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore. Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all remaining assets available for distribution to such holders, after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive or other subscription rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders. Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

The following description of our preferred stock, together with any description of our preferred stock in a prospectus supplement summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus. We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our certificate of incorporation and amended and restated bylaws, each as amended from time to time.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•	right to convert the preferred stock into a different type of security;

•	voting rights, if any, attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	preemption rights, if any;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock, if material;

•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Provisions

Our certificate of incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. Although there are currently no shares of preferred stock outstanding, future holders of preferred stock may have rights superior to our common stock and such rights could also be used to restrict our ability to merge with, or sell our assets to a third party.

We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, which could prevent us from engaging in a “business combination” with a “15% or greater stockholder” for a period of three years from the date such person acquired that status unless appropriate board or stockholder approvals are obtained.

These provisions could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market price. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

The existence of the foregoing provisions of our certificate of incorporation and bylaws and the DGCL may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Limitations on Liability and Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect of indemnification. The indemnification agreements provided that we will pay certain amounts incurred in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by the director or officer, or by acting as a director, officer or employee. Our Certificate of Incorporation and by-laws provide similar indemnification for directors and officers.

Liability Insurance.

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our stockholders.

SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Securities Transfer Corp.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “XELB”.

Warrants

General

We may issue warrants to purchase common stock or preferred stock. Warrants will be represented by warrant certificates. We may issue warrants separately or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currencies, including composite currencies, in which the offering price of the warrants may be payable;

•	the designation and terms of the securities issuable upon the exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date, on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	the terms of any rights to redeem or call the warrants

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations of holding and exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares or preferred shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the subscription rights agreement and the subscription rights certificate that will be filed with the SEC in connection with the offering of such subscription rights. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any subscription rights offered by us will be described in the applicable prospectus supplement. To the extent the terms of the subscription rights described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue subscription rights to purchase common stock or preferred stock. We will issue subscription rights under a subscription rights agreement and subscription rights will be represented by subscription rights certificates.

The terms of subscription rights described in the applicable prospectus supplement may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights issued;

•	the number and terms of the shares of common stock or shares of preferred stock which may be purchased per subscription right;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares or preferred shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of the units. See “Where You Can Find More Information” for information on how to obtain copies of this document. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more transactions, including without limitation:

•	directly to purchasers or to a single purchaser;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the public offering price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The offer and sale of the securities described in this prospectus may be effected from time to time in one or more transactions, including privately negotiated transactions, at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Blank Rome LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of Xcel Brands, Inc. appearing in Xcel Brands, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate (except in the case of SEC registration fees) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered. All costs and expenses set forth below shall be borne by Xcel Brands, Inc. (the “Company”).

Item	Amount to be Paid
SEC registration fees	$8,692.50
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
FINRA filing fee	(1)
Printing fees	(1)
Transfer Agent, Registrar, Trustee and Depositary fees	(1)
Miscellaneous	(1)
Total	$(1)

________________

(1)	These fees are calculated based on the number of issuances and/or amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The registrant’s certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, a director’s personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, the registrant’s by-laws provide that the registrant will indemnify its officers and directors to the full extent permitted by the laws of the State of Delaware and the employment agreements with the registrant’s executive officers and indemnification agreements between the registrant and its directors and certain of its officers provide that the registrant will indemnify them to the full extent provided by the General Corporation Law of the State of Delaware.

The Company maintains directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth in the Exhibit Index below and is incorporated into this Item 16 by reference.

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That for the purpose of determining liability under the Securities Act to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)       The undersigned registrant hereby undertakes:

(1)       For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of April, 2017.

XCEL BRANDS, INC.

By:	/s/ Robert J. D’Loren
Name: Robert J. D’Loren
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert J. D’Loren Robert J. D’Loren	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 10, 2017

/s/ James F. Haran James F. Haran	Chief Financial and Principal Accounting Officer (Principal Financial Officer)	April 10, 2017

* Mark DiSantos	Director	April 10, 2017

* Michael Francis	Director	April 10, 2017

* Edward Jones, III	Director	April 10, 2017

* Richard Kirschenbaum	Director	April 10, 2017

* Howard Liebman	Director	April 10, 2017

* Benjamin Malka	Director	April 10, 2017

*	By	/s/ Robert D’Loren
Robert D’Loren, Attorney-in-fact

II - 5

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for any securities registered hereby.*

3.1	The Amended and Restated Certificate of Incorporation of Xcel Brands Inc. (incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K, filed with SEC on November 6, 2014).

3.2	The Second Amended and Restated By-Laws (incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K, filed with the Commission on November 6, 2014).

4.1

The Third Amended and Restated Equity Incentive Plan and Forms of Award Agreements (incorporated by reference to the applicable exhibit filed with the Company’s Definitive Proxy Statement, filed with the Commission on August 15, 2016).

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Certificate of Designation of Preferred Stock.*

4.4	Form of Warrant Agreement (including form of Warrant Certificate).*

4.5	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*

4.6	Form of Unit.*

4.7	Form of Unit Agreement.*

5.1	Opinion of Blank Rome LLP.**

10.1	Consulting Agreement with Jones Texas, Inc. dated January 31, 2017**

23.1	Consent of CohnReznick LLP

23.2	Consent of Blank Rome LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).**
____________________________

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Previously Filed